Exhibit 19

  Ford Credit Auto Owner Trust 2005-C
  Monthly Servicing Report

  Collection Period                                                                                                  December, 2005
  Distribution Date                                                                                                       1/17/2006
  Transaction Month                                                                                                               4

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $2,149,999,792.14              111,210
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $363,000,000.00         3.951%                     June 15, 2006
   Class A-2 Notes                                                  657,000,000.00         4.240%                    March 15, 2008
   Class A-3 Notes                                                  618,000,000.00         4.300%                   August 15, 2009
   Class A-4 Notes                                                  273,121,000.00         4.360%                     June 15, 2010
   Class B Notes                                                     60,351,000.00         4.520%                September 15, 2010
   Class C Notes                                                     40,234,000.00         4.720%                 February 15, 2011
   Class D Notes                                                     40,234,000.00         6.760%                    March 15, 2012
                                                                     -------------
      Total                                                      $2,051,940,000.00



  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                               $7,791,264.53                    $0.00           $7,791,264.53
  Repurchased Loan Proceeds Related to Interest                           2,677.53                     0.00                2,677.53
                                                                          --------                     ----                --------
      Total                                                          $7,793,942.06                    $0.00           $7,793,942.06
  Servicer Advances:
  Principal Advances                                                         $0.00                    $0.00                   $0.00
  Interest Advances                                                   1,666,419.18                     0.00            1,666,419.18
                                                                      ------------                     ----            ------------
      Total                                                          $1,666,419.18                    $0.00           $1,666,419.18
  Principal:
  Principal Collections                                             $38,639,358.17                    $0.00          $38,639,358.17
  Prepayments in Full                                                23,582,789.89                     0.00           23,582,789.89
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                         72,005.90                     0.00               72,005.90
  Payahead Draws                                                              0.00                     0.00                    0.00
                                                                              ----                     ----                    ----
      Total                                                         $62,294,153.96                    $0.00          $62,294,153.96
  Liquidation Proceeds                                                                                                  $565,516.94
  Recoveries from Prior Month Charge-Offs                                                                                    767.48
                                                                                                                             ------
      Total Principal Collections                                                                                    $62,860,438.38
  Principal Losses for Collection Period                                                                                $948,537.65
  Total Regular Principal Reduction                                                                                  $63,242,691.61
  Total Collections                                                                                                  $72,320,799.62



  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                  $72,320,799.62
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
                                                                                                                               ----

      Total                                                                                                          $72,320,799.62






                                                          Page 1



  Ford Credit Auto Owner Trust 2005-C
  Monthly Servicing Report

  Collection Period                                                                                                  December, 2005
  Distribution Date                                                                                                       1/17/2006
  Transaction Month                                                                                                               4

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $1,602,954.58        $1,602,954.58                $0.00
   Amount per $1,000 of Original Balance               0.78                 0.78                 0.00





                                                                                                                      Change in
  Noteholders Interest:            Amount Due          Amount Paid           Shortfall  Carryover Shortfall Carryover Shortfall
   Class A1 Notes                   $468,604.68         $468,604.68                  $0.00                $0.00               $0.00
   Class A2 Notes                  2,321,400.00        2,321,400.00                   0.00                 0.00                0.00
   Class A3 Notes                  2,214,500.00        2,214,500.00                   0.00                 0.00                0.00
   Class A4 Notes                    992,339.63          992,339.63                   0.00                 0.00                0.00
   Class B Notes                     227,322.10          227,322.10                   0.00                 0.00                0.00
   Class C Notes                     158,253.73          158,253.73                   0.00                 0.00                0.00
   Class D Notes                    $226,651.53         $226,651.53                  $0.00                $0.00               $0.00
                                    -----------         -----------                  -----                -----               -----

  Total Note Interest:            $6,609,071.67       $6,609,071.67                  $0.00                $0.00               $0.00



  Total Available for Principal Distribution $64,108,773.37
  Principal Distribution Amounts
   First Priority Distribution Amount                 $0.00
   Second Priority Distribution Amount                 0.00
   Third Priority Distribution Amount         36,397,608.34
   Regular Principal Distribution Amount      93,000,766.56
                                              -------------
      Principal Distribution Amount         $129,398,374.90

  Noteholder Principal Distributions:
   Class A1 Notes                                        $64,108,773.37
   Class A2 Notes                                                  0.00
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
   Class D Notes                                                  $0.00
                                                                  -----
      Total Note Principal Paid                          $64,108,773.37

  Collections Released to Seller                                  $0.00
  Reserve Release                                                 $0.00
  Total Available for Distribution           $72,320,799.62
  Total Distribution (incl. Servicing Fee)   $72,320,799.62

  Ford Credit Auto Owner Trust 2005-C
  Monthly Servicing Report

  Collection Period                                                                                                  December, 2005
  Distribution Date                                                                                                       1/17/2006
  Transaction Month                                                                                                               4


  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                            Principal                Interest                   Total
                                                         Distribution            Distribution             Distribution
  Class A1 Notes                                              $176.61                   $1.29                  $177.90
  Class A2 Notes                                                 0.00                    3.53                     3.53
  Class A3 Notes                                                 0.00                    3.58                     3.58
  Class A4 Notes                                                 0.00                    3.63                     3.63
  Class B Notes                                                  0.00                    3.77                     3.77
  Class C Notes                                                  0.00                    3.93                     3.93
  Class D Notes                                                 $0.00                   $5.63                    $5.63
                                                                -----                   -----                    -----

  Total Notes                                                  $31.24                   $3.22                   $34.46




  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------

                                                  Beginning of Period                                 End of Period
                                                     Balance       Pool Factor                      Balance        Pool Factor

  Class A1 Notes                               129,398,374.90       0.3564694                  65,289,601.53        0.1798612
  Class A2 Notes                               657,000,000.00       1.0000000                 657,000,000.00        1.0000000
  Class A3 Notes                               618,000,000.00       1.0000000                 618,000,000.00        1.0000000
  Class A4 Notes                               273,121,000.00       1.0000000                 273,121,000.00        1.0000000
  Class B Notes                                 60,351,000.00       1.0000000                  60,351,000.00        1.0000000
  Class C Notes                                 40,234,000.00       1.0000000                  40,234,000.00        1.0000000
  Class D Notes                                 40,234,000.00       1.0000000                  40,234,000.00        1.0000000
                                                -------------       ---------                  -------------        ---------

      Total                                 $1,818,338,374.90       0.8861557              $1,754,229,601.53        0.8549127


  Portfolio Information
  Weighted Average Coupon (WAC)                          5.88%                                           5.87%
  Weighted Average Remaining Maturity (WAM)              49.89                                           49.02
  Remaining Number of Receivables                      104,101                                         102,273
  Portfolio Receivable Balance               $1,923,545,490.94                               $1,860,302,799.33



  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                      $7,853,029.03
  Specified Credit Enhancement Amount                                                                        $18,603,027.99
  Yield Supplement Overcollateralization Amount                                                             $118,596,032.77
  Target Level of Overcollateralization                                                                     $126,449,061.80

  Ford Credit Auto Owner Trust 2005-C
  Monthly Servicing Report

  Collection Period                                                                                                  December, 2005
  Distribution Date                                                                                                       1/17/2006
  Transaction Month                                                                                                               4

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $10,749,998.96
  Specified Reserve Account Balance                                                                           10,749,998.96
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             10,749,998.96
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $10,749,998.96
  Change in Reserve Account Balance                                                                                   $0.00

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                  $565,516.94
  Recoveries from Prior Month Charge-Offs                                                                                   $767.48
  Total Principal Losses for Collection Period                                                                          $948,537.65
  Charge-off Rate for Collection Period (annualized)                                                                          0.24%
  Cumulative Net Losses for all Periods                                                                                 $722,841.14


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                           810                $15,299,978.40
  61-90 Days Delinquent                                                                            70                 $1,299,099.40
  91-120 Days Delinquent                                                                           17                   $421,860.68
  Over 120 Days Delinquent                                                                          9                   $214,917.59

  Repossesion Inventory                                                                            76                 $1,494,139.45


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.0707%
  Preceding Collection Period                                                                                               0.1337%
  Current Collection Period                                                                                                 0.2425%
  Three Month Average                                                                                                       0.1489%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:

  Preceding Collection Period                                                                                               0.0692%
  Current Collection Period                                                                                                 0.0939%
  Three Month Average                                                                                                       0.0653%













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



  Ford Credit Auto Owner Trust 2005-C
  Monthly Servicing Report

  Collection Period                                                                                                  December, 2005
  Distribution Date                                                                                                       1/17/2006
  Transaction Month                                                                                                               4

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $2,865,064.03                         $0.00
  New Advances                                                                           1,648,353.04                          0.00
  Servicer Advance Recoveries                                                            1,142,593.59                          0.00
                                                                                         ------------                          ----
  Ending Servicer Advances                                                              $3,370,823.48                         $0.00

  Current Month Interest Advances for Prepaid Loans                                        $18,066.14                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                          $0.00
  Additional Payaheads                                                                                                         0.00
  Payahead Draws                                                                                                               0.00
                                                                                                                               ----
  Ending Payahead Account Balance                                                                                             $0.00
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